UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017 (September 28, 2017)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Beginning on September 28, 2017, the 2016 Arconic Sustainability Report, which details Arconic Inc.’s (“Arconic” or the “Company”) global environmental and social performance, will be available online in the Sustainability Reports section of Arconic’s website at http://www.arconic.com/global/en/who-we-are/sustainability-report.asp.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the furnishing of this Item 7.01 of Form 8-K will not be deemed an admission that the 2016 Arconic Sustainability Report includes material information that is not otherwise publicly available.

Item 8.01	Other Events.

On September 28, 2017, Arconic issued a press release announcing that all of the Company’s outstanding 5.375% Class B Mandatory Convertible Preferred Stock, Series 1, par value $1.00 per share (the “Class B preferred stock”), will automatically convert to shares of Arconic common stock at a rate of 15.6996 common shares per share of Class B preferred stock, with deemed effect on October 1, 2017, the mandatory conversion date.

On October 2, 2017, the first business day following the mandatory conversion date, holders of the depositary shares, each representing one-tenth (1/10th) interest in one share of the Class B preferred stock, will receive 1.56996 Arconic common shares for each depositary share. Cash will be paid in lieu of fractional common shares. No action by holders of the depositary shares is required in connection with the conversion.

The conversion of the outstanding Class B preferred stock will result in the issuance of approximately 39.2 million shares of Arconic common stock on October 2, 2017. As of July 28, 2017, Arconic had 441,030,999 shares of common stock issued and outstanding.

A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99.1	Arconic Inc. press release, dated September 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: September 28, 2017	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Arconic Inc. press release, dated September 28, 2017.